UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant    [x]

Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement.	[ ]
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[x] Definitive Proxy Statement.
[ ] Definitive additional materials.
[ ] Soliciting material pursuant to §240.14a-12

CONTANGO ORE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Aggregate number of securities to which transaction applies:

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(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CONTANGO ORE, INC.
3700 Buffalo Speedway, Suite 960
Houston, Texas 77098

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 6, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Contango ORE, Inc., which will be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Thursday, December 6, 2012 at 9:30 a.m., Central Time.
Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be held on December 6, 2012
In accordance with rules issued by the Securities and Exchange Commission, you may access The Notice of Annual Meeting of Stockholders, our 2012 Proxy Statement and our Annual Report at http://www.contangoore.com/proxy
At the Annual Meeting you will be asked to vote on the following matters:

(1)	To elect our board of directors to serve until the annual meeting of stockholders in 2013;

(2)	To ratify the appointment of UHY LLP as the independent auditors of the Company for the fiscal year ending June 30, 2013; and
(3) To conduct any other business that is properly raised at the Annual Meeting.

Stockholders who owned shares of Contango ORE, Inc.’s common stock, par value $0.01 per share, at the close of business on October 15, 2012 are entitled to receive notice of and to attend and vote at the meeting.
As a stockholder of Contango ORE, Inc., you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.
You have three options in submitting your vote prior to the Annual Meeting date:
(1) You may sign and return the enclosed proxy card in the accompanying envelope;
(2) You may vote over the Internet at the address shown on your proxy card; or
(3) You may vote by Telephone using the phone number shown on your proxy card.

Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy card promptly or vote over the Telephone or Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the Annual Meeting, you can, if you wish, revoke your proxy and vote in person. If you have any questions, please contact us through our website at www.contangoore.com, send us an e-mail at contango@contango.com or write us at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.
By order of the Board of Directors,
/s/ BRAD JUNEAU
Brad Juneau

President and Acting Chief Executive Officer

Houston, Texas
October 19, 2012

CONTANGO ORE, INC.
3700 Buffalo Speedway, Suite 960
Houston, Texas 77098
_____________________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 6, 2012
_____________________

To our Stockholders:
The board of directors (the “Board”) of Contango ORE, Inc., a Delaware corporation (the “Company” or “CORE”), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3700 Buffalo Speedway, Second Floor, Houston, Texas 77098, on Thursday, December 6, 2012 at 9:30 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
We are distributing this Proxy Statement to you on or about October 27, 2012, together with the accompanying proxy card and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2012.
We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided, or you may vote over the Telephone or Internet by following the instructions on the proxy card or other enclosed proxy material.
QUESTIONS AND ANSWERS
1.    Q:     Who is asking for my proxy?

A:
Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors, officers or employees may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or employees solicit proxies, they will not be specially compensated. CORE will pay all costs and expenses of this proxy solicitation.

2.    Q.    What are stockholders being asked to vote on?

A:    At our Annual Meeting, stockholders will be asked to vote:

▪	To elect our Board of Directors to serve until the annual meeting of stockholders in 2013;

▪	To ratify the appointment of UHY LLP as the independent auditors of the Company for the fiscal year ending June 30, 2013; and

▪	On any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

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3.    Q.    Who is entitled to vote?

A:
The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on October 15, 2012 (the “Record Date”). As of the Record Date, the Company had outstanding 2,480,269 shares of common stock, par value $0.01 per share (the “Common Stock”).

4.    Q:    How many shares may vote at the Annual Meeting?

A:	Each record holder of Common Stock is entitled to one vote per share of Common Stock owned on the Record Date.

5.    Q:    How do I vote my shares?

A:
A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

▪	Vote for, or withhold authority to vote for, each nominee for director;

▪	Vote for or against, or abstain from voting on, the ratification of the appointment of UHY LLP as independent public accountants for the fiscal year ending June 30, 2013;

If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The person named as proxy on the proxy card is Brad Juneau, the Company’s President and Acting Chief Executive Officer. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Juneau’s name and inserting the name of another person to act as his or her proxy. In such a case, the stockholder would be required to sign the proxy card and deliver it to the person named as his or her proxy, and that person would be required to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

If you return a signed proxy card without having specified any choices, Mr. Juneau, named as proxy, will vote the shares represented at the Annual Meeting and any adjournment thereof as follows:

▪	FOR the election of each nominee for director;

▪	FOR ratification of the appointment of UHY LLP as independent public accountants for the fiscal year ending June 30, 2013; and

▪	At the discretion of Mr. Juneau, as proxy, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

6.    Q:     How does the Board recommend I vote?

A:	The Board unanimously recommends that you vote:

▪	FOR the election of each nominee for director; and

▪	FOR ratification of the appointment of UHY LLP as independent public accountants for the fiscal year ending June 30, 2013.

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Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. As of the Record Date, executive officers and directors collectively beneficially owned or had voting control over 734,588 shares of Common Stock, representing approximately 28.5% of the total shares entitled to vote. See “Security Ownership of Certain Beneficial Owners and Management”.

7.    Q:    What vote is required?

A:	All proposals will require an affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting.

8.    Q:    What is a “quorum”?

A:
Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of the Company’s Common Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

9.    Q:    What is the effect of an abstention or a broker non-vote?

A:
Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of the Company’s Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders as a vote against, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

10.    Q:    What does it mean if I receive more than one proxy card?

A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

11.    Q:    Can I revoke my proxy?

A:
You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the Annual Meeting and revoke your proxy by voting your shares in person.

12.    Q:    How will the Company solicit proxies?

A:
Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by directors, officers and employees of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

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13.    Q:    How can a stockholder communicate with the Company’s independent directors?

A:
The Audit Committee is authorized to receive communications from stockholders. Mail should be addressed to the independent director or directors in care of the Chairman of the Audit Committee, Contango ORE, Inc., 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098. Mail will not be opened but will be forwarded to the Chairman of the Audit Committee or the named independent director. Mail addressed to the Board of Directors will be delivered to Brad Juneau, President and Acting Chief Executive Officer. Mr. Juneau is not an independent director.

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PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors until the next annual stockholders meeting or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Your proxy will be voted for the election of the four nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

Nominees

Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Four directors are to be elected at the Annual Meeting. All nominees are current directors standing for reelection to the Board. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified or until their earlier resignation or removal.

On September 15, 2010, the Company’s board of directors established a Nominating Committee to recommend nominees for director to the Board and to insure that such nominees possess the director qualifications set forth in the Company’s Corporate Governance Guidelines. Additionally, the Nominating Committee reviews the qualifications of existing Board members before they are nominated for re-election to the Board. Once nominees are selected, the Board determines which nominees are presented to the Company’s stockholders for final approval.

Each Board member other than Kenneth R. Peak and Brad Juneau is an independent director. The Board will also consider nominees recommended by stockholders. The Company’s Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Stockholders. The procedures include a requirement that notices regarding a person’s nomination be received in writing from the stockholder and by the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Moreover, the notice must include such nominee’s written consent to be named in the Company’s Proxy Statement and to serve if elected. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines and (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder. Minimum qualifications include extensive business experience, a solid understanding of financial statements and a reputation for integrity. Each nominee below has been recommended by the Nominating Committee.

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Director
Name              Age            Position              Since
Kenneth R. Peak        67    Chairman     2010
Joseph S. Compofelice        63    Director    2010
Joseph G. Greenberg        51    Director    2010
Brad Juneau        52    Director, President and Acting    2012
Chief Executive Officer

Kenneth R. Peak. Mr. Peak has been Chairman of the Board and Chief Executive Officer of the Company since its formation until August 2012, when Mr. Peak received a medical leave of absence from the Company for up to six months. Mr. Peak remains Chairman of the Board. Mr. Peak founded Contango Oil & Gas Company (“Contango”) in 1999 and is currently the Chairman of Contango. Mr. Peak entered the energy industry in 1973 as a commercial banker and held a variety of financial and executive positions in the oil and gas industry prior to founding Contango in 1999. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS in physics from Ohio University in 1967, and an MBA from Columbia University in 1972. He currently serves as a director of Contango and Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.
Joseph S. Compofelice. Mr. Compofelice has been a director of the Company since its inception. Mr. Compofelice has served as Managing Director of Houston Capital Advisors, a boutique financial advisory, mergers and acquisitions investment service since January 2004. Mr. Compofelice served as Chairman of the Board of Trico Marine Service, a provider of marine support vessels serving the international natural gas and oil industry, from 2004 to 2010 and as its Chief Executive Officer from 2007 to 2010. Mr. Compofelice was President and Chief Executive Officer of Aquilex Services Corp., a service and equipment provider to the power generation industry, from October 2001 to October 2003. From February 1998 to October 2000 he was Chairman and CEO of CompX International Inc., a provider of components to the office furniture, computer and transportation industries. From March 1994 to May 1998 he was Chief Financial Officer of NL Industries, a chemical producer, Titanium Metals Corporation, a metal producer and Tremont Corp. Mr. Compofelice received his BS at California State University at Los Angeles and his MBA at Pepperdine University.
Joseph G. Greenberg. Mr. Greenberg has been a director of the Company since its inception. Mr. Greenberg is founder and President of Alta Resources, L.L.C., an oil and natural gas exploration company. Prior to founding Alta Resources in 1999, Mr. Greenberg worked as an exploration geologist for Shell Oil Company and Edge Petroleum Company. Mr. Greenberg received a BS in Geology and Geophysics from Yale University in 1983, and a Masters in Geological Sciences from the University of Texas at Austin in 1986. He has over twenty-five years of diversified experience in domestic oil and gas exploration.
Brad Juneau. Mr. Juneau was appointed President, Acting Chief Executive Officer and a director of the Company in August, 2012. Mr. Juneau is the sole manager of the general partner of Juneau Exploration, L.P. (“JEX”), a company involved in the generation of natural gas and oil prospects. Prior to forming JEX, Mr. Juneau served as senior vice president of exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as staff petroleum engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a production engineer with Enserch Corporation in Oklahoma City. Mr. Juneau holds a BS degree in petroleum engineering from

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Louisiana State University. Mr. Juneau was elected a director of Contango in April 2012, and President and Acting Chief Executive Officer of Contango in August 2012.

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

CORPORATE GOVERNANCE

We believe that good corporate governance is important to assure that the Company is managed for the long term benefit of its stockholders. The Board and management of the Company are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. The Board has specifically reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission (“SEC”) and the NASDAQ listing standards and rules to maintain its standards of good corporate governance.

The Board has reaffirmed existing policies and initiated actions adopting policies consistent with new rules and listing standards. In particular, we have:

▪	An Audit Committee consisting solely of independent directors.

▪	Adopted a formal Audit Committee Charter in September 2010, a copy of which is available on the Company’s website at www.contangoore.com, which is reviewed annually by the Audit Committee.

▪	An Audit Committee empowered to engage independent auditors.

▪	Provided the Audit Committee with access to independent auditors, legal counsel and all management and employee levels.

▪
Adopted a Code of Ethics that satisfies the definition of “code of ethics” under the rules and regulations of the SEC, a copy of which is available on the Company’s website. The Code of Ethics applies to all of the Company’s employees, including its principal executive officer, principal financial officer, and principal accounting officer.

▪	Adopted a formal whistleblower protection policy.

▪	Adopted a formal process for stockholders to communicate with the independent directors.

▪	Adopted a formal Nominating Committee Charter in September 2010, a copy of which is available on the Company’s website, which is reviewed annually by the Nominating Committee.

▪	Prohibited personal loans to officers and directors.

▪	Taken appropriate Board and management action to achieve timely compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding controls and procedures over financial reporting.

Independence. After reviewing the qualifications of our current directors and nominees, and any relationships they may have with the Company that might affect their independence, the Board has determined that each director and nominee, other than Mr. Peak and Mr. Juneau, is “independent” as that concept is defined by the NASDAQ listing standards. Both Mr. Peak and Mr. Juneau are executive officers of the Company and, therefore, the Board has concluded that Mr. Peak and Mr. Juneau are not independent directors.

Corporate Authority & Responsibility. All corporate authority resides in the Board, as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company’s mission. Such delegated authority includes the authorization of spending

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limits and the authority to hire employees and terminate their services. The independent members of the Board retain responsibility for selection, evaluation and the determination of compensation of the chief executive officer of the Company, oversight of the succession plan, approval of the annual budget, assurance of adequate systems, procedures and controls, and all matters of corporate governance. Each Board member other than Mr. Peak and Mr. Juneau is independent. Additionally, the Board provides advice and counsel to senior management.

Compensation of Directors. None of the Board members has received cash compensation since the founding of the Company. Each outside director of the Company, except Mr. Juneau, received stock options to acquire (i) 5,000 shares of Common Stock in September 2011 with an exercise price of $12.75 and (ii) 10,000 shares of Common Stock in July 2012 with an exercise price of $10.00. There were no other payments for meetings attended or being chairman of a committee. Compensation of directors is determined by Mr. Peak and the independent directors. Directors who are also employees of the Company do not receive compensation for serving as a director or as a member of a committee of the Board of Directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with serving as a member of the Board of Directors.

Director Compensation Table. The following table sets forth the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2012:

	Fees earned	Stock	Option	All other
	or paid in	Awards	Awards	compensation
Name (1)	cash ($)	($) (2)	($) (3)	($) (4)	Total ($)
Joseph S. Compofelice	—	18,194	10,969	—	29,163
Joseph G. Greenberg	—	18,194	10,969	—	29,163

(1)
Kenneth R. Peak, the Company’s Chairman and Brad Juneau, the Company’s President and Acting Chief Executive Officer, are not included in this table as they are employees of the Company. The compensation Mr. Peak received as an employee of the Company is shown in the Summary Compensation Table. Mr. Juneau was elected a member of the Board of Directors and President and Acting Chief Executive Officer in August 2012. Mr. Juneau does not receive compensation from the Company but, through JEX, has certain overriding royalty rights in the properties of the Company as described below in "Certain Relationships and Related Transactions".

(2)
The amounts shown represent expense recognized in the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (“2012 Consolidated Financial Statements”) related to restricted stock awards granted to non-employee directors during the fiscal year ended 2012, excluding any assumptions for future forfeitures. There were no actual forfeitures of non-employee director restricted stock awards in fiscal year 2012. These restricted stock awards were granted in November 2010. One-third of the shares granted vest in November 2011, the one-year anniversary of the date the shares were granted; one-third vest in November 2012 and one-third vest in November 2013.

(3)
The amounts shown represent expense recognized in the 2012 Consolidated Financial Statements related to stock option awards granted to non-employee directors during the fiscal year ended 2012, excluding any assumptions for future forfeitures. There were no actual forfeitures of non-employee director stock option awards in fiscal year 2012 and all other assumptions used to calculate the expense amounts shown above are set forth in Note 10 to the 2012 Consolidated Financial Statements. One-third of the options granted vested immediately on the date of grant and one-third vest on each of the next two annual anniversaries of the date of grant.

(4) The Company did not pay a cash salary, have non-equity incentive plan compensation, have any type of deferred compensation program, or pay any other form of compensation to its Named Executive Officers in fiscal year 2012.

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Board Size. We believe smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.

Annual Election of Directors. In order to create greater alignment between the Board’s and our stockholders’ interests and to promote greater accountability to the stockholders, directors are elected annually.

Meetings. Our Board has meetings as necessary. During the fiscal year ended June 30, 2012, the Board held four meetings. During the fiscal year ended June 30, 2012, the Board passed resolutions by unanimous written consent on two occasions. All of our Board members attended 100% of all Board and applicable committee meetings. We encourage our Board to attend our annual meeting of stockholders.

Committee Structure. It is the general policy of the Company that the Board as a whole will consider all major decisions. The committee structure of the Board includes the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board may form other committees as it determines appropriate. A copy of the charter for each committee is available to any stockholder who requests a copy by delivering written notice to Contango ORE, Inc., 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098.

Audit Committee. The Audit Committee was established by the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and adequacy of our system of internal controls and procedures over financial reporting. Members of the Audit Committee are Messrs. Compofelice (Committee Chairman) and Greenberg. Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards and the applicable rules of the SEC. The Audit Committee met formally four times during the fiscal year ended June 30, 2012. The Board has determined that Mr. Compofelice is an “audit committee financial expert” as defined by the rules of the SEC.

Compensation Committee. The Compensation Committee was created by the Board for the purpose of administering the Equity Plan and the compensation for Mr. Peak. Additionally, the Compensation Committee determines which executive officers and other employees may receive stock options, stock units, stock awards, stock appreciative rights and other stock based awards and the amounts of such stock based awards. Members of the Compensation Committee are Messrs. Compofelice (Committee Chairman) and Greenberg. Each member of the Compensation Committee is an “outside director” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and is “independent” as defined in the applicable rules of the SEC. The Compensation Committee did not meet formally during the fiscal year ended June 30, 2012, but did meet as part of the regular Board.

Nominating Committee. The Nominating Committee was created by the Board for the purpose of overseeing the identification, evaluation and selection of qualified candidates for appointment or election to the Board. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment. The Nominating Committee seeks members from diverse backgrounds so that the

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Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others. Members of the Nominating Committee are Messrs. Greenberg (Committee Chairman) and Compofelice. Each member of the Nominating Committee is independent as independence for nominating committee members is defined in the NASDAQ listing standards and the applicable rules of the SEC. The Nominating Committee met formally once during the fiscal year ended June 30, 2012.

Board Leadership Structure. The Board of Directors elected Mr. Peak as both Chairman and Chief Executive Officer for a number of reasons prior to Mr. Peak’s medical leave of absence. Mr. Peak is the founder of the Company and owns approximately 26% of the Company’s common stock, making him our largest shareholder. Mr. Peak built Contango into a large successful gas and oil company with a market capitalization exceeding $750 million. Furthermore, we believe that the advantages of having a single Chief Executive Officer and Chairman with extensive knowledge of our Company outweigh potential disadvantages. Mr. Peak is currently on a medical leave of absence for up to six months and Mr. Juneau is serving as President and Acting Chief Executive Officer.
Risk Oversight. We administer our risk oversight function through our Audit Committee and our Compensation Committee as well as through our Board as a whole. Our Audit Committee is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our Board. Our Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements.
More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contangoore.com.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES AS DIRECTORS OF CORE, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

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PROPOSAL 2
RATIFICATION OF THE SELECTION OF OUR AUDITORS

The Board has appointed UHY LLP, independent public accountants, for the examination of the accounts and audit of our financial statements for the fiscal year ending June 30, 2013. UHY LLP also served in such capacity for the fiscal year ended June 30, 2012. At the Annual Meeting, the Board will present a proposal to the stockholders to approve and ratify the engagement of UHY LLP. The Board expects that representatives of UHY LLP will be present and will have the opportunity to make a statement, if they desire, and to respond to appropriate questions. The Audit Committee will consider the failure to ratify its selection of UHY LLP as independent public accountants as a direction to select other auditors for the fiscal year ending June 30, 2013.

Fees

Aggregate fees for professional services rendered to us by UHY LLP for the years ended June 30, 2012 and 2011 were:

	Year Ended June 30,
Category of Service	2012	2011
Audit Fees	$50,741	$103,068
Audit-Related Fees	—	—
Tax Fees	—	—
All Other	—	—
	$50,741	$103,068

The Audit Fees for the years ended June 30, 2012 and 2011 were for professional services rendered in connection with the audit of the Company’s consolidated financial statements for the years ended June 30, 2012 and 2011, issuance of consents, quarterly reviews and assistance with and review of documents filed with the SEC.

There are no other fees for services rendered to us by UHY LLP. UHY LLP did not provide to us any financial information systems design or implementation services during fiscal year ended June 30, 2012.

UHY LLP personnel work under the direct control of UHY LLP partners and are leased from wholly-owned subsidiaries of UHY Adivsors, Inc. in an alternative practice structure.

Audit Committee Pre-Approval Policies and Procedures

All of the 2012 audit services provided by UHY LLP were pre-approved by the Audit Committee.
The Audit Committee has established pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee selects and appoints outside auditors, considers the independence and effectiveness of the outside auditors, approves the fees and other compensation to be paid to the outside auditors and is responsible for oversight of the outside auditors and reviews any revisions to the estimates of audit and non-audit fees initially approved. The Audit Committee’s procedures prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee.

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The Audit Committee receives the written disclosures required by generally accepted auditing standards. The Audit Committee annually requires the outside auditors to provide the Audit Committee with a written statement delineating all relationships between the outside auditors and the Company. The Audit Committee actively engages in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee recommends that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence. The scope of services and fees are required to be compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF UHY LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

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OTHER INFORMATION

Executive Officers

The following sets forth the names, ages and positions of our executive officers together with certain biographical information:

Name	Age	Position
Kenneth R. Peak	67	Chairman
Brad Juneau	52	President and Acting Chief Executive Officer
Sergio Castro	43	Vice President, Chief Financial Officer, Treasurer and Secretary
Yaroslava Makalskaya	43	Vice President, Controller, and Chief Accounting Officer

Kenneth R. Peak. Mr. Peak has been Chairman of the Board and Chief Executive Officer and a director of the Company since its formation until August 2012, when he received a medical leave of absence but remains as Chairman of the Board. Mr. Peak founded Contango in 1999 and is currently the Chairman of Contango. Mr. Peak entered the energy industry in 1973 as a commercial banker and held a variety of financial and executive positions in the oil and gas industry prior to founding Contango in 1999. Mr. Peak served as an officer in the U.S. Navy from 1968 to 1971. Mr. Peak received a BS in physics from Ohio University in 1967, and an MBA from Columbia University in 1972. He currently serves as a director of Contango and Patterson-UTI Energy, Inc., a provider of onshore contract drilling services to exploration and production companies in North America.
Brad Juneau. Mr. Juneau was elected President, Acting Chief Executive Officer and a director of the Company in August, 2012. Mr. Juneau is the sole manager of the general partner of JEX, a company involved in the generation of natural gas and oil prospects. Prior to forming JEX, Mr. Juneau served as senior vice president of exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as staff petroleum engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a production engineer with Enserch in Oklahoma City. Mr. Juneau holds a BS degree in petroleum engineering from Louisiana State University. Mr. Juneau was elected a director of Contango in April, 2012, and President and Acting Chief Executive Officer of Contango in August 2012.
Sergio Castro. Mr. Castro has been Vice President, Chief Financial Officer and Secretary of the Company since its inception. Mr. Castro joined Contango in March 2006 as Treasurer, was appointed Vice President and Treasurer in April 2006 and Chief Financial Officer in June 2010. Prior to joining Contango, Mr. Castro was a Consultant for UHY Advisors TX, LP from 2004 to 2006. From 2001 to 2004, Mr. Castro was a lead credit analyst for Dynegy Inc. From 1997 to 2001, Mr. Castro worked as an auditor for Arthur Andersen LLP, where he specialized in energy companies. Mr. Castro was honorably discharged from the U.S. Navy in 1993 as an E-6, where he served onboard a nuclear powered submarine. Mr. Castro received a BBA in Accounting in 1997 from the University of Houston, graduating summa cum laude. Mr. Castro is a Certified Public Accountant and Certified Fraud Examiner.
Yaroslava Makalskaya. Ms. Makalskaya has been Vice President , Controller and Chief Accounting Officer of the Company since its inception. Ms. Makalskaya has been Vice President and Controller of Contango since June 2010 and has approximately 20 years of experience in accounting and

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finance, including 13 years in public accounting. Prior to joining Contango, Ms. Makalskaya was a director at the Transaction Services practice of PricewaterhouseCoopers from July 2008 to March 2010, where she assisted clients with IPOs, M&A transactions as well as advised clients with complex accounting and financial reporting issues. From 2001 to June 2008, Ms. Makalskaya was in the audit practice of PricewaterhouseCoopers and from 1996 to 2001, in the audit practice of Arthur Andersen. Ms. Makalskaya holds a MS degree in economics from Novosibirsk State University in Russia.  Ms. Makalskaya is a Certified Public Accountant.
Our executive officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier resignation or removal. All executive officers of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our named executive officers.

Overview of 2012 fiscal year Performance and Compensation. We are engaged in the exploration in the State of Alaska for (i) gold and associated minerals and (ii) rare earth elements. During the fiscal year ended June 30, 2012, the Company continued its 2012 exploration program with geological surveying, geochemical sampling, geochemical evaluation for gold and rare earth elements and two-dimensional and three dimensional electromagnetic exploration for gold and rare earth.

Philosophy. The Company is an exploration stage organization without any source of revenue. It has four part-time employees. The Company will not pay any salaries or other benefits to its executive employees for the foreseeable future and until such time as the business of the Company may require cash compensation. The Company has implemented an equity compensation program for its executive officers that will provide an incentive for such officers to achieve the Company’s business objectives.

Objectives. We compete with a variety of companies and organizations to hire and retain individual talent. As a result, the primary goal of our compensation program is to help us attract, motivate and retain the best people possible. We implement this philosophy by:

•	encouraging, recognizing and rewarding outstanding performance;

•	recognizing and rewarding individuals for their experience, expertise, level of responsibility, leadership, individual accomplishment and other contributions to us; and

•	recognizing and rewarding individuals for work that helps increase our value.
We use executive compensation to align our executive officers’ goals with our mission, business strategy, values and culture.
Market Compensation Data. The Company has selected a list of six peer companies (the “Peer Group”), all of which are very small companies in the mining industry. These companies share relevant business risk and financial factors such as revenue, market capital, net income, and total assets. Companies similar in size but in unrelated industries are not included because the Company typically

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does not hire executives from such companies, nor would the Company be likely to lose executives to such companies:

•	Rare Element Resources

•	Avalon Rare Metals, Inc.

•	UCore Rare Metals, iNc.

•	Corvus Gold

•	Kiska Metals Corp.

•	Freegold Ventures
Components of Senior Executive Compensation. The primary element of annual compensation for senior executives is the granting of equity awards in the form of restricted stock and stock options. Compensation for each senior executive is designed to align the executive’s incentives with the long-term interests of the Company’s stockholders. The Company only has four part-time employees and as a result, our executives are required to manage a number of different responsibilities and projects. The Company predominantly grants equity awards to create incentives for future performance. Executives receive equity awards to align their interests with our stockholders’ interests and for working toward the long-term success of the Company.
Equity Awards
The Company’s equity compensation program includes two forms of long-term incentives: restricted stock and stock options. Award size and frequency are based on each executive’s demonstrated level of performance and Company performance over time. All awards shall be made by the Compensation Committee. The Compensation Committee reviews award levels from time to time but at least annually. In making individual awards, the Compensation Committee considers industry practices, the performance of each executive, the performance of the Company, the value of the executive’s previous awards and the Company’s views on executive retention and succession. In July 2012, Mr. Peak, Mr. Castro and Ms. Makalskaya were granted stock options to acquire 25,000, 10,000 and 10,000 shares of Common Stock, respectively. No other equity awards were granted to senior executives.
The Company currently has 2.7 million fully diluted shares, as compared to 1.7 million fully diluted shares at June 30, 2011.

    Equity Award Mechanics. On September 15, 2010, the Board adopted the Equity Plan. Awards typically fall into two categories: annual awards and new hire and promotion awards. New hire and promotion awards are made on the date of hire or promotion, and annual awards are made in June. From time to time the Board of Directors may make grants at other times in connection with employee retention.
All stock option awards have a per share exercise price equal to the closing price of our Common Stock on the grant date. Stock option awards and restricted stock awards vest upon the passage of time. The Board of Directors has not granted, nor does it intend in the future to grant, equity awards in anticipation of the release of material nonpublic information. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based upon equity award grant dates.
Deferred Compensation and Retirement Plans. The Company does not have a deferred compensation program, pension benefits, a retirement plan, or any sort of post retirement healthcare plan. Additionally, the Company does not have any potential post-employment payments resulting from termination or a change in control of the Company.

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Perquisites and Other Benefits. The Company does not have any perquisites or employee benefit plans, such as medical, dental, group life and disability insurance.
Regulatory Considerations. It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Code. Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1.0 million in any one year. Under Section 162(m), the Company may deduct compensation in excess of $1.0 million if it qualifies as “performance-based compensation”, as defined in Section 162(m). While the Company does not design its compensation programs for tax purposes, in general, the Incentive Plan and the 2009 Plan are designed to allow awards and grants to be eligible for deductibility under Section 162(m).
Employment and Severance Agreements. We have no employment or severance agreement with any executive officer except for Mr. Peak.
Employment Agreement with Mr. Peak
We entered into a Chairman Agreement with Mr. Peak on November 1, 2010 in conjunction with his appointment as Chairman of the Company. In November 2010, the Company issued 23,477 restricted shares of Common Stock to Mr. Peak as compensation for his services, which vest over a period of three years beginning in November 2011. In September 2011, Mr. Peak received options to purchase 15,000 shares of Common Stock, which vest over a period of two years beginning in September 2011. In July 2012, Mr. Peak received options to purchase 25,000 shares of Common Stock, which vest over a period of two years beginning in July 2012. Mr. Peak receives no salary or other compensation. Mr. Peak’s employment arrangement is for a term of one year, and for month-to-month thereafter, terminable upon 90 days’ written notice, but is reviewed on an annual basis for appropriate changes in salary, benefits or other employment matter. Pursuant to the terms of the Chairman Agreement, Mr. Peak is not permitted to have an ownership interest in any company that competes with the Company. In August 2012, Mr. Peak received a medical leave of absence from the Company for up to six months and in October 2012, the Compensation Committee elected to immediately vest all restricted shares and options held by Mr. Peak.
Compensation Risk Management. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. None of our officers has received cash compensation since the founding of the Company. The Compensation Committee believes that our equity-based awards program appropriately balances risk and the desire to focus executives on specific goals important to the Company’s success, and that they do not encourage unnecessary or excessive risk taking. In addition, the Compensation Committee believes that our current equity-based awards program provides an appropriate balance between the goals of increasing the price of our Common Stock and avoiding risks that could threaten our growth and stability.
Other Compensation Arrangements. Mr. Juneau was appointed the President and Acting Chief Executive Officer of the Company in August 2012. Mr. Juneau is the sole manager of the general partner of JEX which has entered into a number of agreements and arrangements with the Company. These agreements and arrangements are described under "Certain Relationships and Related Transactions" and have been approved by the Audit Committee of the Company. Mr. Juneau is not directly compensated by the Company for serving as President and Acting Chief Executive Officer.

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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth certain information concerning compensation of the principal executive officer (“PEO”), the principal financial officer (“PFO”), and up to two of the most highly compensated executive officers (other than the PEO and PFO) who earned at least $100,000 for the fiscal years ended June 30, 2012 and 2011 (collectively, the “Named Executive Officers”).

			Restricted
			Stock	Option	All Other
	Fiscal	Salary	Awards	Awards	Compensation	Total
Name and Principal Position(s)	Year	($) (1)	($) (2)	($) (2)	($) (1)	($)
Kenneth R. Peak	2012	—	36,389	28,875	—	65,264
Chairman and Chief Executive Officer	2011	—	21,227	—	—	21,227

Sergio Castro	2012	—	18,194	16,453	—	34,647
Vice President, Chief Financial Officer,	2011	—	10,613	—	—	10,613
Treasurer and Secretary

Yaroslava Makalskaya	2012	—	18,194	16,453	—	34,647
Vice President, Controller and Chief	2011	—	10,613	—	—	10,613
Accounting Officer

(1) The Company did not pay a cash salary, have non-equity incentive plan compensation, have a deferred compensation program, or pay any other form of compensation to its Named Executive Officers in fiscal years
2012 or 2011.

(2) These amounts do not reflect compensation actually received by the Named Executive Officer. The amounts shown represent expense recognized in the 2012 and 2011 Consolidated Financial Statements that relate to restricted stock and stock option awards, excluding any assumption for future forfeitures. There were no actual forfeitures of stock options by any Named Executive Officers in fiscal years 2012 or 2011. The assumptions used to calculate the expense amounts shown for restricted stock and stock options granted are set forth in Note 10 to the 2012 Consolidated Financial Statements.
The Summary Compensation Table should be read in conjunction with the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives.
Grants of Plan-Based Awards Table

    In July 2012, Mr. Peak, Mr. Castro and Ms. Makalskaya were granted stock options to acquire 25,000, 15,000 and 15,000 shares of Common Stock, at an exercise price of $11.00, $10.00 and $10.00, respectively. No other equity awards were granted to senior executives.
Potential Payments Upon Termination or a Change in Control
The Company does not have any potential post-employment payments resulting from termination or a change in control of the Company.

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Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth certain information concerning outstanding equity awards for each Named Executive Officer as of June 30, 2012:

Stock Awards (1)
			Equity incentive	Equity incentive
			plan awards:	plan awards:
	Stock Awards		Number of	Market or payout
	Number of shares	Market value of	unearned shares,	value of unearned
	or units of stock	shares or units	units or other	shares, units or
	that have not	of stock that have	rights that have	other rights that
Name	vested (#)	not vested ($)	not vested (#)	have not vested ($)
Kenneth R. Peak	15,652	148,694	—	—
Sergio Castro	7,826	74,347	—	—
Yaroslava Makalskaya	7,826	74,347	—	—
(1) Represents restricted stock granted in November 2010. The restricted stock vest in three equal parts starting in
November 2011, and will be fully vested in November 2013. Mr. Peak has received a medical leave of absence from the Company and in October 2012, the Compensation Committee elected to immediately vest all restricted stock of Mr. Peak. The values contained in the third column were calculated by multiplying the number of shares by $9.50, which was the closing price of the Company's common stock on the last trading day of the fiscal year ended June 30, 2012.

	Option Awards (2)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Exercise	Expiration
Name	Exerciseable	Unexerciseable	Price ($)	Date
Kenneth R. Peak	5,000	10,000	$14.025	9/15/16
Sergio Castro	2,500	5,000	$12.75	9/15/16
Yaroslava Makalskaya	2,500	5,000	$12.75	9/15/16

(2) Represents stock option awards granted in September 2011. These stock options vest over two years beginning on September 2011, the date of the grant. Mr. Peak has received a medical leave of absence from the Company and in October 2012, the Compensation Committee elected to immediately vest all stock option awards of Mr.
Peak.

Option Exercises, Sales and Stock Vested
The following table sets forth certain information concerning vesting of restricted stock for each Named Executive Officer during the fiscal year ended June 30, 2012. No stock options were exercised or sold during the fiscal year ended June 30, 2012:

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	Number of Shares	Value
	Acquired on	Realized on
Name	Vesting (#)	Vesting ($)
Kenneth R. Peak (1)	7,825	125,983
Sergio Castro (2)	3,912	62,983
Yaroslava Makalskaya (2)	3,912	62,983
(1) Mr. Peak has received a medical leave of absence from the Company and in October 2012, the Compensation Committee elected to immediately vest all restricted stock awards of Mr. Peak. The value realized upon this immediate vesting was $113,790, which equals $7.27, the closing market price of the Common Stock on the date of vesting, multiplied by 15,652, the number of shares vested.
(2) The value realized equals $16.10 which is the closing market price of the Common Stock on the date of vesting, multiplied by the number of shares vested.

Equity Compensation Plans and Other Compensation Arrangements

The following table provides information as of June 30, 2012 regarding our Common Stock that may be issued upon the exercise of stock options and warrants.

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation plans
	be issued upon exercise	exercise price of	(excluding securities
Plan Category	of outstanding options	outstanding options	reflected in column (b))
2010 Equity Compensation Plan -
approved by security holders	50,000	$13.13	856,094
Equity compensation plans not
approved by security holders	—	—	—

Under the 2010 Equity Compensation Plan, the Compensation Committee can grant stock options, restricted stock awards stock appreciation rights or other stock-based awards to employees, consultants or non-employee directors of the Company. Pursuant to the terms of the Equity Plan, 1,000,000 shares of unissued Common Stock are authorized and reserved for issue under nonqualified stock options, incentive stock options and restricted stock grants. The maximum aggregate number of shares of Common Stock of the Company with respect to which all grants may be made to any individual is 100,000 shares during any calendar year.
Options may be granted to employees, consultants and non-employee directors. Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-qualified stock options may be granted to employees, consultants or non-employee directors. The Compensation Committee shall determine the term of options granted to participants under the Plan but in any event all options must be exercised no later than the ten years from the issue date. All options may only be exercised while a participant is employed as an employee or providing services as a consultant or non-employee director. Restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Compensation Committee and specified in the award agreement granting the restricted stock.

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In making the decision to make additional grants and/or awards, the Compensation Committee would consider factors such as the size of previous grants/awards and the number of stock options and shares of stock already held and the degree to which increasing that ownership stake would provide the additional incentives for future performance, the likelihood that the grants/awards would encourage the executive officer to remain with the Company and the value of the executive’s service to the Company.
The Independent Directors of the Board of Directors

Joseph S. Compofelice
Joseph G. Greenberg

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables show the ownership of our Common Stock as of October 15, 2012 by (i) each person known by us to beneficially own 5% or more of our outstanding shares of Common Stock, (ii) each of our non-employee nominee directors, (iii) our executive officers, and (iv) our executive officers and nominee directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name.
Our 5% Stockholders
To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of October 15, 2012:

		Amount of Beneficial	Percent
Title of Class	Name and Address of Beneficial Owner (1)	Ownership (2)	of Class
Common Stock	Kenneth R. Peak	666,955	25.87%
Common Stock	Donald and Amy Gillen (3)	337,767	13.10%
Common Stock	Raging Capital Management, LLC (4)	232,500	9.02%
Common Stock	International Value Advisers, LLC (5)	156,958	6.09%
Directors and Executive Officers

		Amount of Beneficial	Percent
Title of Class	Name and Address of Beneficial Owner (1)	Ownership (2)	of Class

Directors Who Are Not Employees
Common Stock	Joseph S. Compofelice (6)	14,492	*
Common Stock	Joseph G. Greenberg (6)	14,492	*

Executive Officers
Common Stock	Kenneth R. Peak (7)	666,955	25.87%
Common Stock	Brad Juneau	2,698	*
Common Stock	Sergio Castro (8)	18,125	*
Common Stock	Yaroslava Makalskaya (8)	17,826	*

Directors and Executives Combined
Common Stock	All current directors and executive officers
	as a group (6 persons)	734,588	28.49%

*    Less than 1%.

(1)    Unless otherwise noted, the address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite
960, Houston, Texas 77098.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 15, 2012 are deemed outstanding. Applicable percentages are based on 2,480,269 shares outstanding on October 15, 2012, adjusted as required by the rules. To the
Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

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(3)    Based upon information contained in their Schedule 13D filing, Mr. and Ms. Gillen's address is 21 Capilano Drive,
Saskatoon, Saskatchewan, Canada S7K4A4.
(4) Based upon information contained in their Schedule 13G filing, Raging Capital Management, LLC's address is 10 Princeton
Avenue, Rocky Hill, NJ 08553.
(5)    Based upon information contained in their Schedule 13G filing, International Value Advisers, LLC's address is 717 Fifth
Avenue, 10th Floor, New York, NY 10022.
(6)    Includes options to purchase 6,666 shares which are currently exercisable.
(7) Includes options to purchase 18,333 shares which are currently exercisable. These are the same shares held by Mr. Peak on the list of stockholders who beneficially own greater than 5% of the Company's stock.
(8)    Includes options to purchase 10,000 shares which are currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such reports, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the fiscal year ended June 30, 2012.

Certain Relationships and Related Transactions

In March 2012, the Company completed the issuance and sale of an aggregate of 882,500 shares of Common Stock, at a purchase price of $10.00 per share, in a private placement to certain investors, pursuant to the Securities Purchase Agreement dated as of March 22, 2012.  Mr. Peak invested in the private placement. See “Security Ownership of Certain Beneficial Owners and Management” for more information regarding Mr. Peak’s holdings.

In August 2012, Mr. Juneau was elected President, Acting Chief Executive Officer and a director of the Company. Mr. Juneau is the sole manager of the general partner of JEX. JEX entered into a Mineral Lease dated effective July 15, 2008 covering approximately 675,000 acres (“Lease”) with the Native Village of Tetlin, also known as the Tetlin Village Council, an Alaska Native Tribe, and acquired certain State of Alaska Mining Claims prospective for gold and related minerals covering approximately 18,560 acres (“Tetlin Claims”).

Contango Mining Company (“Contango Mining”), a wholly-owned subsidiary of Contango, was formed in October 2009 for the purpose of engaging in exploration in the State of Alaska for (i) gold ore and associated minerals and (ii) rare earth elements. Contango Mining initially acquired a 50% interest in the Tetlin Claims in Alaska from JEX in exchange for $1 million and a 1% ORRI in the properties under a Joint Exploration Agreement (the “Joint Exploration Agreement”). We believe JEX expended approximately $1 million on exploratory activities and related work on the properties prior to selling the initial 50% interest to Contango Mining. Contango Mining also agreed to fund the next $2 million of exploration costs. During the fiscal year ended June 30, 2011 and 2010, Contango Mining paid JEX approximately $0.9 million and $0.5 million, respectively, for exploration costs incurred by JEX in the State of Alaska.

In September 2010, Contango Mining acquired the remaining 50% interest in the properties by increasing the ORRI granted to JEX in the acquired properties to 3% pursuant to an Amended and Restated Conveyance of Overriding Royalty Interest (the “Amended ORRI Agreement”). Contango Mining assumed control of the exploration activities and JEX and Contango Mining terminated the Joint

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Exploration Agreement. In September 2012, the Company and JEX entered into an Advisory Agreement in which JEX agreed to assist the Company in acquiring additional properties in the State of Alaska in return for a 2% ORRI in any such properties acquired.

The Company was formed on September 1, 2010 as a wholly-owned subsidiary of Contango and in November 2010, Contango Mining assigned the properties and certain other assets and liabilities to Contango. Contango contributed the properties and $3.5 million of cash to the Company, pursuant to the terms of a Contribution Agreement (the “Contribution Agreement”), in exchange for approximately 1.6 million shares of the Company’s common stock. The transactions took place between companies under common control. Contango distributed all of the Company’s common stock to Contango’s stockholders of record as of October 15, 2010, promptly after the effective date of the Company’s Registration Statement Form 10 on the basis of one share of common stock for each ten (10) shares of Contango’s common stock then outstanding.

In November 2011, Contango executed a $1.0 million Revolving Line of Credit Promissory Note to lend money to the Company (the “CORE Note”). The Company and Contango share executive officers. The CORE Note contains covenants limiting the Company’s ability to enter into additional indebtedness and prohibiting liens on any of its assets or properties. Borrowings under the CORE Note bear interest at 10% per annum. Principal and interest are due from CORE to Contango on December 31, 2012, and may be prepaid at any time with no prepayment penalty.

On March 30, 2012, the Company repaid $500,000 it had borrowed under the CORE Note, plus accrued interest of approximately $15,000. As of June 30, 2012, there are no amounts outstanding under the CORE Note. The Company may re-borrow any portion of the $1.0 million under the CORE Note through December 31, 2012.

The Company does not lease office space, but rather uses the corporate offices leased by Contango. Contango’s 60-month lease agreement at 3700 Buffalo Speedway, Ste 960, Houston, TX 77098 expires on December 31, 2015.

Related Person Transaction Policies and Procedures
The Company has instituted policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our Code of Ethics requires that the Audit Committee review and approve any related person transaction before it is consummated. The Audit Committee of the Company has reviewed and approved all agreements and arrangements described above in "Certain Relationships and Related Transactions."
REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a standing committee of the Board of Directors, which met four times during the fiscal year ended June 30, 2012. The Audit Committee consists of two members, Joseph S.

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Compofelice (Chairman), and Joseph G. Greenberg, each of which is independent as defined in the listing standards. The Board of Directors has designated Mr. Compofelice as the “audit committee financial expert” as defined by SEC rules. The Audit Committee assists, advises and reports regularly to the Board in fulfilling its oversight responsibilities related to:

•	The integrity of the Company’s financial statements

•	The Company’s compliance with legal and regulatory requirements

•	The independent auditor’s qualifications and independence

•	The performance of the Company’s outside auditors

In meeting its responsibilities, the Audit Committee is expected to provide an open channel of communication with management, the outside auditors and the Board. The Audit Committee’s specific responsibilities are set forth in its charter, as amended.

The Audit Committee has reviewed and discussed the Company’s audited consolidated balance sheet as of June 30, 2012 and consolidated statements of income, cash flows and stockholders’ equity for the year ended June 30, 2012 with the Company’s management. The Audit Committee has discussed with UHY LLP, the Company’s independent auditors, the matters required to be discussed concerning the accounting methods used in the financial statements.

The Audit Committee has also received and reviewed the written disclosures and the letter from UHY LLP required by the SEC and the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T(concerning matters that may affect an auditor’s independence), and has discussed with UHY LLP their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012 for filing with the SEC.

This report is submitted on behalf of the Audit Committee.

Joseph S. Compofelice, Chairman
Joseph G. Greenberg

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING OF STOCKHOLDERS IN 2012

Proposals of stockholders, including candidates proposed by nomination, intended to be presented at next year’s annual meeting of stockholders must be received by Sergio Castro at Contango ORE, Inc.’s principal office located at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098 no later than June 28, 2013. If the date of the annual meeting for 2012 is moved by more than 30 days from the date of this year’s Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the Proxy Statement for the 2013 annual meeting.

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ADVANCE NOTICE PROCEDURES FOR NEXT YEAR’S ANNUAL MEETING

The Company advises stockholders that, until further notice, notice of a stockholder-sponsored proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e. a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company’s Proxy Statement) shall be submitted no earlier than September 9, 2013 and no later than October 9, 2013, after which time such proposal will be considered untimely under the SEC’s proxy rules.

OTHER PROPOSED ACTIONS

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
In some cases, only one copy of this Proxy Statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future a shareholder may submit a written request to Sergio Castro, Contango ORE, Inc., 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098, telephone number (713) 960-1901.

AVAILABILITY OF CERTAIN DOCUMENTS REFERRED TO HEREIN

THIS PROXY STATEMENT REFERS TO CERTAIN DOCUMENTS OF THE COMPANY THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE TO ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, WITHOUT CHARGE, DIRECTED TO SERGIO CASTRO, CONTANGO ORE, INC., 3700 BUFFALO SPEEDWAY, SUITE 960, HOUSTON, TEXAS 77098, TELEPHONE NUMBER (713) 960-1901. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, SUCH REQUESTS SHOULD BE MADE BY NOVEMBER 5, 2012. OUR ANNUAL REPORT IS ALSO AVAILABLE ON OUR WEBSITE AT WWW.CONTANGOORE.COM.

By order of the Board of Directors,

/s/ BRAD JUNEAU

Brad Juneau
President and Acting Chief Executive Officer

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